FOR IMMEDIATE RELEASE Contacts: Justin Renz Senior Vice President and CFO CombinatoRx, Incorporated 617-301-7575 jrenz@combinatorx.com Gina Nugent 617-460-3579 gnugent@combinatorx.com

COMBINATORX ANNOUNCES SENIOR MANAGEMENT TEAM CHANGES

– Mark Corrigan, MD Appointed CEO –

CAMBRIDGE, Mass. – January 6, 2010 – CombinatoRx, Incorporated (NASDAQ: CRXX) today announced changes to its senior management team to lead CombinatoRx following its recently completed merger with Neuromed. Effective immediately, Mark Corrigan, MD, former EVP of Research & Development at Sepracor and a member of the CombinatoRx board of directors, will assume the role of President and Chief Executive Officer of CombinatoRx and Christopher Gallen, MD, Ph.D., former CEO of Neuromed, will serve as Executive Vice President of Research and Development. Having brought CombinatoRx to this point, Robert Forrester has decided to leave his position at the company to pursue other opportunities.

“The management team decisions we are making now are critical to the future success of CombinatoRx,” commented Frank Haydu, Chairman of the Board of CombinatoRx. “Dr. Corrigan, with his significant drug development experience both as head of R&D at Sepracor and Group Vice President of Global Clinical Research and Experimental Medicine at Pharmacia Upjohn, is ideally suited to build CombinatoRx into a thriving biopharmaceutical business with a promising portfolio of pain and inflammation product candidates. Dr. Gallen, with his knowledge of Exalgo, will focus much of his efforts initially on working with Covidien and regulatory authorities to provide a potential extended pain relief option for patients in need. Robert Forrester has made many valuable contributions to CombinatoRx over the past several years, most recently while serving as interim President and CEO of CombinatoRx during the critical merger consummation process. We shall miss his contributions and we thank him for his service and wish him well in his new endeavors.”

This merger of CombinatoRx and Neuromed brings together the product assets and financial resources of both organizations, including potential Exalgo™ milestones and royalty revenue and Neuromed’s proven drug development expertise, with the CombinatoRx portfolio of product candidates and its unique drug discovery capabilities. The rights to Exalgo™, designed to be a once-daily, oral hydromorphone treatment seeking FDA approval for chronic to severe pain, were recently acquired by Mallinckrodt Inc., a subsidiary of Covidien plc, for $15 million in upfront payments, additional development funding of up to $16 million to cover internal and external costs associated with Exalgo, an approval milestone of $30 million, which could potentially increase up to $40 million, and tiered royalties on Exalgo™ net sales after approval. Exalgo™ has a February 22, 2010 PDUFA review date with the FDA.

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

About CombinatoRx

CombinatoRx, Incorporated (CRXX) develops novel drug candidates with a focus on the treatment of pain and inflammation. The company applies its combination drug discovery capabilities and its selective ion-channel modulation platform to generate innovative therapeutics. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, the product candidate Exalgo™, and its potential for FDA approval and its ability to generate future revenues for the combined company, CombinatoRx’s drug discovery technology and the business plans of the combined company. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the ability of Neuromed or Mallinckrodt to obtain regulatory approval for the sale and marketing of its Exalgo™ product candidate, the ability of Mallinckrodt, to perform their obligations under their collaboration agreements, the unproven nature of the CombinatoRx drug discovery technologies, CombinatoRx’s ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2010 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com